_____________________________________

AMENDMENT NO. 2

Dated as of June 27, 2006

to

POOLING AND SERVICING AGREEMENT

Dated as of February 1, 2004

among

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor,

DLJ MORTGAGE CAPITAL, INC.,

Seller,

OCWEN LOAN SERVICING, LLC,

Servicer

WELLS FARGO BANK, N.A.,

Servicer and Back-Up Servicer

CLAYTON FIXED INCOME SERVICES INC.,

Credit Risk Manager

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

Home Equity Asset Trust 2004-1

HOME EQUITY PASS-THROUGH CERTIFICATES, SERIES 2004-1

______________________________________

THIS AMENDMENT NO. 2, dated as of June 27, 2006 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2004, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the “Seller”), WELLS FARGO BANK, N.A. (as successor in interest to Wells Fargo Home Mortgage, Inc.), a national banking association, as a servicer (in such capacity, a “Servicer”), OCWEN LOAN SERVICING, LLC (as successor in interest to Ocwen Federal Bank FSB), a Delaware limited liability company, as a servicer (in such capacity, a “Servicer”), WELLS FARGO BANK, N.A., a national banking association, as back-up servicer (the “Back-Up Servicer”), CLAYTON FIXED INCOME SERVICES INC. (formerly known as The Murrayhill Company), a Colorado corporation, as credit risk manager (the “Credit Risk Manager”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Seller, the Servicers, the Depositor, the Credit Risk Manager, the Back-Up Servicer and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, Section 10.01(a)(vi) of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement, provided that the Rating Agencies confirm that the Amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates;

WHEREAS, the Depositor has received a letter from each Rating Agency, copies of which are attached hereto as Exhibit A, stating that the Amendment will not result in a downgrading or withdrawal of the respective ratings then assigned to the Certificates;

NOW, THEREFORE, the parties hereto hereby agree as follows:

I.

Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

II.

Amendment to Article I.

The definition of “Terminating Entity” is hereby deleted and replaced in its entirety with the following:

Terminating Entity:  Ocwen, or its successor Servicer, or WFHMI, or its successor Servicer, as applicable.

III.

Amendment to Article III.

Section 3.12(g) is hereby deleted and replaced in its entirety with the following:

Each Servicer, at the direction of the Class X Certificateholder, shall transfer the servicing of any Mortgage Loan which is 90 or more days delinquent or which is in foreclosure to an alternate servicer, as selected by the Class X Certificateholder; provided, that any such alternate servicer shall meet all the requirements of a Servicer under this Agreement and shall comply in all respects with the applicable provisions of this Agreement; provided, further that the Class X Certificateholder shall cause any such alternate servicer to reimburse the Servicer of any such Mortgage Loan for unreimbursed Advances and Servicing Advances and any accrued and unpaid Servicing Fees related to such Mortgage Loan.

IV.

Amendment to Article IX.

(a)

Section 9.01 is hereby amended as follows:

(1)

Clause (A) of Section 9.01 is amended by adding the phrase “, at the direction of the Class X Certificateholder,” after the words “Terminating Entity” in the first line thereof;

(2)

The following paragraph is added as the final paragraph of Section 9.01:

“If the Class X Certificateholder directs the Terminating Entity to purchase the Mortgage Loans (and any related REO Property) in the Trust Fund, the Class X Certificateholder shall remit the greater of the Par Value and the Fair Market Value to the Terminating Entity, who shall remit such amount to the Trustee.  The Trustee shall remit to each Servicer from such amounts an amount equal to any unreimbursed Advances and Servicing Advances and any accrued and unpaid Servicing Fees for each Servicer, prior to making any distributions to the Certificateholders.  The Class X Certificateholder shall be obligated to reimburse the Terminating Entity for its reasonable out-of-pocket expenses (including, but not limited to, reasonable attorneys’ fees) incurred in connection with its termination of the Trust Fund at the direction of the Class X Certificateholder and shall indemnify and hold harmless the Terminating Entity for any losses, liabilities or expense resulting from any claims directly resulting from or relating to the Terminating Entity’s termination of the Trust Fund at the direction of the Class X Certificateholder, except to the extent such losses, liabilities or expenses arise out of or result from the Terminating Entity’s negligence, bad faith or willful misconduct.  Upon delivery of the greater of the Par Value and the Fair Market Value to the Trustee, the Trustee shall promptly release or cause to be released to the Terminating Entity, and the Terminating Entity shall promptly release to the Class X Certificateholder, the related Mortgage Files for the remaining Mortgage Loans, and each of the Trustee and the Terminating Entity, as applicable, shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.  Notwithstanding anything to the contrary herein, the Terminating Entity shall not be required to remit any amounts from its own funds in connection with the purchase of the Mortgage Loans (and any related REO Property) in the Trust Fund pursuant to this Section 9.01, other than reasonable out-of-pocket expenses, which shall be reimubrused as provided above.”

(b)

Section 9.02 is hereby amended by replacing the words “the Terminating Entity” with the words “the Class X Certificateholder” in the second sentence thereof.

V.

Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Seller, Servicers, the Back-Up Servicer, Credit Risk Manager, Depositor and Trustee.

VI.

Effective Date.

The provisions of this Amendment and the changes to the Pooling and Servicing Agreement provided for herein shall be effective as of June 27, 2006.

VII.

Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

VIII.

Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

IX.

Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

X.

Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller, the Servicers, the Back-Up Servicer and the Credit Risk Manager have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
as Depositor

By:   /s/  Peter J. Sack

Name: Peter J. Sack

Title:  Vice President

DLJ MORTGAGE CAPITAL, INC.,
as Seller

By:    /s/  Kevin Steele

Name: Kevin Steele
Title: Vice President

WELLS FARGO BANK, N.A.,
as a Servicer

By:    /s/  Laurie McGoogan

Name: Laurie McGoogan
Title: Vice President

OCWEN LOAN SERVICING, LLC,
as a Servicer

By:    /s/  Richard Delgado

Name: Richard Delgado
Title: Authorized Representative

[signature page continues on following page]

CLAYTON FIXED INCOME SERVICES INC.,

f/k/a The Murrayhill Company,

as Credit Risk Manager

By:    /s/  Kevin J. Kanouff

Name: Kevin J. Kanouff
Title:  President and General Counsel

WELLS FARGO BANK, N.A.,
as Back-Up Servicer

By:   /s/  Amy Doyle

Name: Amy Doyle
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:   /s/  Becky Warren

Name: Becky Warren
Title: Assistant Vice President

Exhibit A

[Rating Confirmations from Rating Agencies]

[ON FILE]